Exhibit 4.2

ARIZONA PUBLIC SERVICE COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

As Trustee under Arizona Public Service Company’s Indenture dated as of January 15, 1998

Thirty-Fourth Supplemental Indenture

Dated as of August 13, 2026

6.25% Notes due 2056

This THIRTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of August 13, 2026, is between Arizona Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (herein called the “Company”), having its principal office at 400 North Fifth Street, Phoenix, Arizona 85004, and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), a national banking association, as Trustee (herein called the “Trustee”) under the Indenture dated as of January 15, 1998 between the Company and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY

The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), said Securities to be issued in one or more series as provided in the Indenture.

Section 901(5) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding to, changing or eliminating any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision.

Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series.

Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.25% Notes due 2056 (herein called the “Notes”), the forms and substance of such Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this Thirty-Fourth Supplemental Indenture.

All things necessary to make this Thirty-Fourth Supplemental Indenture a valid agreement of the Company, and to make the Notes described herein, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

NOW, THEREFORE, THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of each of the Notes and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as applicable, as follows:

ARTICLE One

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 101.        Authentication and Delivery. There shall be and is hereby authorized a series of Securities designated the “6.25% Notes due 2056” initially limited in aggregate principal amount to $600,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes. The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on August 15, 2056, and the Notes shall be issued in the form of registered Securities without coupons.

The foregoing principal amount of the Notes may be increased from time to time as permitted by Section 301 of the Indenture. All Notes need not be issued at the same time and such series may be reopened at any time, without notice to, or the consent of, the then existing Holders, for issuance of additional Notes. Any such additional Notes will be equal in rank and have the same respective maturity, payment terms, redemption features, and other terms as the Notes initially issued, except for the issue date, public offering price, payment of interest accruing prior to the issue date, and first payment of interest following the issue date of the additional Notes, but the Company will not issue additional Notes unless the additional Notes are fungible with the previously issued Notes for U.S. federal income tax purposes or are issued with a separate CUSIP number.

SECTION 102.        Global Security. The Notes shall be issued in certificated form, except that the Notes shall be issued initially as a Global Security to and registered in the name of Cede & Co., as nominee of The Depository Trust Company, as Depositary therefor. Any Notes to be issued or transferred to, or to be held by, Cede & Co. (or any successor thereof) for such purpose shall bear the depositary legend in substantially the form set forth at the top of the form of Note in Section 301 hereof (in lieu of that set forth in Section 204 of the Indenture), unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Each such Global Security may be exchanged in whole or in part for Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the name(s) of Persons other than such Depositary or a nominee thereof only under the circumstances set forth in clause (2) of the last paragraph of Section 305 of the Indenture, or such other circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 of the Indenture as to which the Company shall agree, such agreement to be confirmed in writing to the Trustee. Upon the occurrence of any such event, the Notes will be issued in such names as the Depositary shall instruct the Trustee.

SECTION 103.        Place of Payment and Place for Registration of Transfers and Exchange. Principal of, and premium, if any, and interest on, the Notes will be payable, the transfer of Notes will be registrable and the Notes will be exchangeable for Notes bearing identical terms and provisions, at the office or agency of the Company in the City of Pittsburgh, State of Pennsylvania; provided, however, that payment of interest may be made at the option of the Company by wire transfer to any Holder or by deposit to the account of the Holder of any such Notes if such account is maintained with the Trustee, in each case according to the written instructions given by such Holder on or prior to the applicable record date to the Trustee, which written instructions shall remain in effect until revised by such Holder by an instrument in writing delivered to the Trustee.

SECTION 104.        Payment of Interest. The Notes will bear interest at the rate of 6.25% per annum from August 13, 2026 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment, payable semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on February 15, 2027, to the person in whose name such Note or any Predecessor Security is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be (i) the Business Day immediately preceding the relevant Interest Payment Date so long as all of the Notes remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding the relevant Interest Payment Date (whether or not a Business Day) if any of the Notes do not remain in book-entry only form. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date, and may be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully described in the Indenture.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from August 13, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to, but not including, the relevant payment date. In the event that any Interest Payment Date (including the date of maturity) or Redemption Date is not a Business Day, then any payment due on such date may be made on the next succeeding Business Day (without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A “Business Day” shall mean any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

SECTION 105.        Redemption of the Notes. Prior to February 15, 2056 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)                (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, less (b) interest accrued to the Redemption Date; and

(2)                100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to the Trustee and each holder of Notes to be redeemed.

If less than all of the Notes are to be redeemed and (i) the Notes are in global form, the interests in the Notes to be redeemed shall be selected for redemption by The Depository Trust Company (“DTC”) in accordance with DTC’s standard procedures therefor, or (ii) the Notes are in definitive form, the Notes to be redeemed shall be selected by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to the Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture. The Trustee shall have no obligation to calculate the Redemption Price.

Notwithstanding Section 1104 of the Indenture, any notice of redemption given pursuant to said Section with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

For purposes of this Section 105, “Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If a Tax Credit Event (as defined below) occurs, the Company may redeem the Notes, at its option, in whole but not in part, at a Redemption Price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date. A notice of redemption of the Notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Notes were issued and (b) six months from the date of issuance of the Notes and (ii) shall be accompanied by an Officers’ Certificate of the Company stating that a Tax Credit Event has occurred.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

A “Tax Credit Event” occurs with respect to the Notes if, in the Company’s reasonable determination, there exists a material risk, due to the Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities”, as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

SECTION 106.        Defeasance of the Notes. The Notes shall be defeasible pursuant to Section 1302 or 1303 of the Indenture.

SECTION 107.        Minimum Denominations. The Notes shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 108.        Election to Redeem; Notice to Trustee. Solely for purposes of the Notes, Section 1102 of the Indenture shall be amended by replacing “60 days” with “15 days”.

SECTION 109.        Notice of Redemption. Solely for purposes of the Notes, Section 1104 of the Indenture shall be amended by replacing “30” with “10”.

SECTION 110.        Execution and Authentication of the Notes. Solely for purposes of the Notes, Section 303 of the Indenture shall be amended by adding “, electronic” after “manual” in the first and second paragraphs, and by adding “or electronic” after “manual” in the last paragraph thereof.

ARTICLE Two

ADDITIONAL COVENANT

SECTION 201.        Negative Lien Covenant. (a)        So long as any of the Notes are Outstanding, the Company will not issue, assume, guarantee or permit to exist any Debt secured by any mortgage, security interest, pledge or lien (herein referred to as a “Mortgage”) of or upon any Operating Property of the Company, whether owned at the date of this Thirty-Fourth Supplemental Indenture or hereafter acquired, without effectively securing the Notes (together with, if the Company shall so determine, any other indebtedness or obligations of the Company ranking senior to, or equally with, the Notes) equally and ratably with such Debt (but only so long as such Debt is so secured); provided, however, that the foregoing restriction shall not apply to Debt secured by any of the following:

(1)	Mortgages on any property existing at the time of acquisition thereof (which Mortgages may also extend to subsequent repairs, alterations and improvements to that property);

(2)	Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or at the time of a sale, lease or other disposition of the properties of such corporation or a division thereof as an entirety or substantially as an entirety to the Company;

(3)	Mortgages on property to secure all or part of the cost of acquiring, constructing, developing or substantially repairing, altering or improving such property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Mortgages are created or assumed contemporaneously with, or within eighteen (18) months after, such acquisition or completion of construction, development or substantial repair, alteration or improvement;

(4)	Mortgages in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including the Company’s obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of constructing, developing or substantially repairing, altering or improving the property of the Company;

(5)	Mortgages to compensate the Trustee as provided in the Indenture; or

(6)	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (5), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

(b)                Notwithstanding the provisions of Section 201(a), the Company may issue, assume or guarantee or permit to exist Debt, secured by Mortgages that would otherwise be subject to the restrictions set forth above in connection with the Company’s sale and leaseback transactions relating to Unit 2 of the Palo Verde Nuclear Generating Station (the “Unit 2 Sale and Leaseback Transactions”), including but not limited to Mortgages on the leased interests in Unit 2 of the Palo Verde Nuclear Generating Station and related rights if the Company reacquires ownership in any of those interests or acquires any of the equity or owner participants’ interests in the trusts that hold title to such leased interests, whether or not it also directly assumes the Sale Leaseback Obligation Bonds, and Mortgages on the Company’s interests in the trusts that hold title to such leased interests and related rights in the event that the Company acquires any of the equity or owner participants’ interests in such trusts pursuant to a “special transfer” under the Unit 2 Sale and Leaseback Transactions. In addition, the Company may issue, assume or guarantee or permit to exist Debt that is secured by Mortgages that would otherwise be subject to the restrictions set forth above up to an aggregate principal amount that, together with the principal amount of all other Debt of the Company secured by such Mortgages, does not at the time exceed ten percent (10%) of Tangible Assets.

(c)                For purposes of this Section 201, the following terms shall have the following meanings:

“Debt” means any outstanding debt of the Company for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any thereof.

“Operating Property” means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles, excluding in any case any interest of the Company as lessee under any lease.

“Sale Leaseback Obligation Bonds” means any bonds issued in connection with the Unit 2 Sale and Leaseback Transactions and any refinancing or refunding of such obligations.

“Tangible Assets” means the amount shown as total assets on the most recent balance sheet of the Company, less: (i) intangible assets, including, but without limitation, goodwill, trademarks, trade names and patents and (ii) appropriate adjustments, if any, on account of minority interests; provided, however, that if, subsequent to the date of the most recent balance sheet of the Company, the Company acquires any property, whether by acquisition (including by way of capital lease) from a third party, through merger or consolidation, through construction, development or substantial repair, alteration or improvement of property, or by any other means, and such property is or becomes subject to any Mortgage securing Debt, the Company may prepare a pro forma balance sheet to include the value of such property in any calculation of Tangible Assets hereunder. Subject to the foregoing, Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

ARTICLE Three

FORM OF NOTES

SECTION 301.        Form of Notes. The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the following forms:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ARIZONA PUBLIC SERVICE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARIZONA PUBLIC SERVICE COMPANY

6.25% Note due 2056

No.	$
	CUSIP No.	040555 DL5

Arizona Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ____________ Dollars ($____________) on August 15, 2056, and to pay interest thereon and on any overdue interest from August 13, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2027, at the rate of 6.25% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be (i) the Business Day immediately preceding the relevant Interest Payment Date so long as all of the Securities of this series remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding the relevant Interest Payment Date (whether or not a Business Day) if any of the Securities of this series do not remain in book-entry only form. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose through the corporate trust office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to any Holder or by deposit to the account of the Holder of any such Securities if such account is maintained with the Trustee, in each case according to the written instructions given by such Holder on or prior to the applicable record date to the Trustee, which written instructions shall remain in effect until revised by such Holder by an instrument in writing delivered to the Trustee.

Reference is hereby made to the further provisions of this Security set forth following the Company’s signature hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to following the Company’s signature hereto by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

ARIZONA PUBLIC SERVICE COMPANY

By

Attest:

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 15, 1998 (such instrument as originally executed and delivered and as supplemented or amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

Prior to February 15, 2056 (the “Par Call Date”), the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)                (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series to be redeemed discounted to the Redemption Date (assuming the Securities of this series to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, less (b) interest accrued to the Redemption Date; and

(2)               100% of the principal amount of the Securities of this series to be redeemed;

plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to the Trustee and each holder of Securities of this series to be redeemed.

If less than all of the Securities of this series are to be redeemed and (i) the Securities of this series are in global form, the interests in the Securities of this series to be redeemed shall be selected for redemption by The Depository Trust Company (“DTC”) in accordance with DTC’s standard procedures therefor, or (ii) the Securities of this series are in definitive form, the Securities of this series to be redeemed shall be selected by lot. No Securities of this series of a principal amount of $2,000 or less will be redeemed in part. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to the Security of this series will state the portion of the principal amount of the Security of this series to be redeemed. A new Security of this series in a principal amount equal to the unredeemed portion of the Security of this series will be issued in the name of the holder of the Security of this series upon surrender for cancellation of the original Security of this series. For so long as the Securities of this series are held by DTC (or another Depositary), the redemption of the Securities of this series shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on Interest Payment Dates falling on or prior to the Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date according to the Securities of this series and the Indenture. The Trustee shall have no obligation to calculate the Redemption Price.

Notwithstanding Section 1104 of the Indenture, any notice of redemption given pursuant to said Section with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

As used herein:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If a Tax Credit Event (as defined below) occurs, the Company may redeem the Securities of this series, at its option, in whole but not in part, at a Redemption Price equal to 101% of the principal amount of the Securities of this series, plus accrued and unpaid interest, if any, thereon to, but not including, the Redemption Date. A notice of redemption of the Securities of this series upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Securities of this series were issued and (b) six months from the date of issuance of the Securities of this series and (ii) shall be accompanied by an Officers’ Certificate of the Company stating that a Tax Credit Event has occurred.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

A “Tax Credit Event” occurs with respect to the Securities of this series if, in the Company’s reasonable determination, there exists a material risk, due to the Securities of this series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities”, as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The Securities of this series will not be subject to any sinking fund.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture contains provisions limiting the Company’s ability to issue, assume, guarantee or permit to exist any Debt secured by any mortgage, security interest, pledge or lien upon any of its Operating Property, subject to the exceptions and qualifications set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee without the consent of such Holders in certain circumstances, or with the consent of the Holders of not less than 66-2/3% in principal amount of the affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the affected Securities at the time Outstanding, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy under the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Form of Trustee’s Certificate of Authentication.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

By
Authorized Officer

SECTION 302.        General Provisions. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Thirty-Fourth Supplemental Indenture, and the Company, by its execution and delivery of this Thirty-Fourth Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of this Thirty-Fourth Supplemental Indenture or the Indenture, the provisions of this Thirty-Fourth Supplemental Indenture or the Indenture, as applicable, shall govern and be controlling.

ARTICLE Four

ORIGINAL ISSUE OF NOTES

SECTION 401.        Issuance of Notes. Subject to Section 101, Notes in the aggregate principal amount of $600,000,000 may, upon execution of this Thirty-Fourth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes, in accordance with a Company Order delivered to the Trustee by the Company, without any further action by the Company.

ARTICLE Five

PAYING AGENT AND REGISTRAR

SECTION 501.        Appointment of Paying Agent and Registrar. The Bank of New York Mellon Trust Company, N.A. will be the Paying Agent and Security Registrar for the Notes.

ARTICLE Six

SUNDRY PROVISIONS

SECTION 601.        Associate Secretary. For all purposes relating to this Thirty-Fourth Supplemental Indenture and the Notes, the term “Assistant Secretary” when used in the Indenture with respect to the Company will include an Associate Secretary or Assistant Corporate Secretary of the Company.

SECTION 602.        Defined Terms. Except as otherwise expressly provided in this Thirty-Fourth Supplemental Indenture or in the form of the Notes, or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

SECTION 603.        Ratification of Indenture. The Indenture, as heretofore supplemented and amended, and as supplemented by this Thirty-Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Thirty-Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 604.        About the Trustee. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture, as heretofore supplemented and amended, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article Six of the Indenture shall apply to and form a part of this Thirty-Fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-Fourth Supplemental Indenture.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Thirty-Fourth Supplemental Indenture sent by unsecured e-mail, pdf, or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The Trustee shall have the right to accept and act upon instructions or directions, including funds transfer instructions, pursuant to this Indenture and delivered using Electronic Means (“Instructions”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

SECTION 605.        Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

ARIZONA PUBLIC SERVICE COMPANY

By:	/s/ Chris R. Bauer
Chris R. Bauer
Vice President and Treasurer

Attest:

/s/ Shirley A. Baum
Shirley A. Baum
Senior Vice President, General Counsel
and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to Thirty-Fourth Supplemental Indenture]